UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 11, 2015, the Federal Reserve announced that, based on qualitative concerns, it objected to the capital plan submitted as part of the Federal Reserve’s Comprehensive Capital Analysis Review (“CCAR”) process by Santander Holdings USA, Inc. (“SHUSA”), the controlling shareholder of Santander Consumer USA Holdings Inc. (the “Company”). Due to the Federal Reserve’s objection to SHUSA’s capital plan, the Company is prohibited from paying dividends until the Federal Reserve issues a non-objection to a SHUSA capital plan submission. In addition, on September 15, 2014, SHUSA entered into a written agreement with the Federal Reserve memorializing prior discussions under which, among other things, SHUSA is prohibited from allowing its non-wholly-owned nonbank subsidiaries, including the Company, to declare or pay any dividend, or to make any capital distribution, without the prior written approval of the Federal Reserve.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: March 11, 2015

	By:	/s/ Jason A. Kulas
	Name:	Jason A. Kulas
	Title:	President and Chief Financial Officer